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                                                                   EXHIBIT 10.31

                        AMENDED AND RESTATED AGREEMIENT

          THIS AMENDED AND RESTATED AGREEMENT (the "Agreement"), entered into as of the _ day of April, 1998, is by and between Talon Automotive Group L.L.C., a Michigan limited liability company ("TAG") and Talon L.L.C., a Michigan limited liability company ("Talon").

          WHEREAS, TAG and Talon entered into that certain Agreement dated July 1, 1997 (the "Agreement"), pursuant to which Talon agreed to provide certain services to the TAG Group (as hereinafter defined), as provided therein;

          WHEREAS, the parties hereto desire to amend and restate the Agreement upon the terms and conditions set forth herein;

          NOW THEREFORE, in consideration of the premise and the covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby amend and restate the Agreement in its entirety as follows:

          1. Engagement. TAG hereby engages Talon, and Talon agrees to provide to the TAG Group, the following services (the "Services"), upon the terms and conditions set forth herein:

              a. Insurance/Employee Benefit Administration Assistance. Talon shall assist the TAG Group, as requested from time to time, in connection with the development and implementation of property/casualty, employee benefits, insurance portfolio submissions and applications.

              b . Accounting/Financial Assistance Services. Talon shall assist the TAG Group, as requested from time to time, in connection with the administration of various accounting/financial matters, including the annual financial audits with their independent auditors and institutional financing matters.

              C. Tax Assistance Services. Talon shall prepare drafts of federal and state income and franchise tax returns for TAG's review and approval, and, if requested, represent the TAG Group before Internal Revenue service and state taxing authorities regarding disputes as to tax liability. Talon shall also assist the TAG Group, as requested from time to time, in connection with review of depreciation systems, payroll tax matters, and tax considerations of proposed transactions, and advise the TAG Group as requested from time to time as to the effect of various tax provisions of federal and state law.

              d . Acquisition Assistance. Talon shall assist the TAG Group as requested from time to time in connection with various acquisition matters, including providing assistance with respect to the structuring, negotiation and financing thereof.



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         Notwithstanding anything contained herein to the contrary, in no event shall Talon provide or be responsible for providing (i) any management services for the TAG Group of any kind, or (ii) any services with respect to the planning, supervision or overseeing of the management or operations (including safety or regulatory compliance matters) of the TAG Group of any kind. In addition, nothing contained herein shall require Talon to provide any services which would be in contravention of law or which would disrupt Talon's provision of services for its own business, and, in no event shall Talon be required to retain any additional employees in order to accommodate TAG's request for any services hereunder.

         2. Term. Unless terminated earlier pursuant to Section 4 hereof, the initial term of this Agreement shall commence as of the date hereof and continue for a period of one (1) year following July 1, 1997; provided, however, this Agreement shall be automatically renewed for successive one (1) year periods thereafter, unless either party provides written notice of nonrenewal to the other within ninety (90) days prior to the expiration of the initial term or any such renewal term or unless otherwise terminated pursuant to Section 4 hereof.

         3. Compensation. As compensation for the services to be rendered by Talon pursuant to this Agreement, TAG shall pay to Talon an annual fee in an amount equal to Five Hundred Thousand ($500,000) Dollars, which annual fee shall be subject to adjustment by the mutual agreement of TAG and Talon, and which annual fee shall be paid in twelve (12) equal monthly installments commencing as of the date hereof and continuing on the first day of each month thereafter during the term of this Agreement. If the term of this Agreement commences or terminates during any calendar month, then the monthly installment for such calendar month shall be pro rated based upon the number of days during such month in which this Agreement was in effect in relation to the total number days of such month.

         4. Default and Termination. If either party hereto defaults in the performance of any of its obligations hereunder, and such default continues for a period of thirty (30) days after written notice thereof to the other party, such other party shall have the right to terminate this Agreement immediately upon notice thereof to the defaulting party.

         5. Confidentiality.

            a. In connection with the services provided hereunder, TAG or Talon may provide or disclose to the other certain confidential and proprietary information concerning their respective businesses, including, without limitation, certain confidential and proprietary information regarding the machines, processes, practices, products, inventions, developments, customers, employees, contracts, relationships, financial condition, and other information, data and documents relating thereto (the "Confidential Information"). Accordingly, TAG and Talon hereby agree that, during the term of this Agreement, and for a period of two (2) years thereafter, to:

               i. hold in confidence all Confidential Information relating to the other and not disclose any such Confidential Information to any third party without the

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            prior written consent of the party providing or disclosing such
            Confidential Information; and

                ii. use all Confidential Information relating to the other solely for purposes of this Agreement and for no other purpose whatsoever.

         b. The obligations of the parties set forth in this Section 5 shall not apply to any information which:

                i. is in the public domain at the time of disclosure or becomes part of the public domain through no violation of this Agreement or any other agreement between the parties; or

               ii. either party is require to disclose by law.

         6. Definition. For purposes hereof, "TAG Group" shall mean and include TAG, Hawthorne Metal Products Co., J & R Manufacturing, Inc., VS Holdings Inc., Production Stamping, Inc., Veltri Holdings USA, Inc., and Veltri Metal Products Company, together with their successors in interest and those additional entities mutually agreed in writing by TAG and Talon after the date hereof to be included in the TAG Group.

         7. No Warranties. TALON MAKES NO WARRANTIES WHATSOEVER WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER, AND ALL WARRANTIES, EXPRESSED OR IMPLIED, ARE HEREBY DISCLAIMED AND EXCLUDED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. TALON'S SOLE LIABILITY HEREUNDER SHALL BE LIMITED TO THE AMOUNTS PAID TO IT PURSUANT TO SECTION 2 HEREOF, AND IN NO EVENT SHALL TALON BE LIABLE FOR ANY FEES, COSTS, LOST PROFITS, INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR OTHERWISE.

         8. Notices. All notices and demands of any kind which either party hereto may be required to or desires to serve upon the other party under the terms of this Agreement shall be in writing and shall be served by personal service upon such other party or by mailing a copy thereof by certified mail, postage prepaid, with return receipt requested, addressed as follows:

                  If to TAG:            Talon Automotive Group L.L.C.
                                        900 Wilshire Drive, Suite 203
                                        Troy, Michigan 48084

                                        Attn: President


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                If to Talon:         Talon L.L.C.
                                     400 Talon Centre
                                     Detroit, Michigan 48207

                                     Attn: President

          In the case of service by mail, it shall be deemed complete on the day of actual delivery as shown by the addressee's registered or certified mail receipt or at the expiration of the third business day after the date of mailing, whichever first occurs. The addresses to which notices and demands shall be delivered or sent may be changed from time to time by notice served as provided herein by either party upon the other party.

          9. Amendments. Any and all amendments to this Agreement shall be in writing signed by each of the parties hereto.

          10. Assignment. Neither party may assign this Agreement or any interest herein without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

          11. Headings. The headings of the various sections of this Agreement are inserted solely for convenience of reference, and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

          12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

TALON AUTOMOTIVE GROUP L.L.C.                    TALON L.L.C.

By:                                              By:
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